UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100 Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 17, 2022, Windtree Therapeutics, Inc. (the “Company”) entered into an Amended and Restated License, Development and Commercialization Agreement (the “A&R License Agreement”) with Lee’s Pharmaceutical (HK) Ltd., a company organized under the laws of Hong Kong (“Lee’s”), and Zhaoke Pharmaceutical (Hefei) Co. Ltd., a company organized under the laws of the People’s Republic of China (“Zhaoke,” and together with Lee’s, “Licensee”), effective as of August 9, 2022. The A&R License Agreement amends, restates and supersedes that certain License, Development and Commercialization Agreement, dated as of June 12, 2017, and amended as of August 14, 2017 (the “Original Agreement”).

The Original Agreement previously granted Licensee an exclusive license to develop, market and sell non-aerosolized KL4 surfactant for the treatment of human diseases and aerosolized KL4 surfactant (including AEROSURF®, the Company’s investigative combination drug/device product) for the treatment of human respiratory diseases, in each case in Greater China, Japan, South Korea and certain other Southeast Asia countries. Under the A&R License Agreement, the Company granted to Licensee an exclusive license, with a right to sublicense, to develop, register, make, use, sell, offer for sale, import, distribute and otherwise commercialize the Company’s KL4 surfactant products, including SURFAXIN®, which was approved by the U.S. Food and Drug Administration (“FDA”) in 2012 for the prevention of respiratory distress syndrome in premature infants, the lyophilized dosage form of SURFAXIN, and aerosolized KL4 surfactant, in each case for the prevention, mitigation and/or treatment of any respiratory disease, disorder or condition in humans worldwide, except for Andorra, Greece, and Italy (including the Republic of San Marino and Vatican City), Portugal and Spain (the “Licensed Territory”), which countries are currently exclusively licensed to Laboratorios Del Dr. Esteve, S.A. (“Esteve”) under the Amended and Restated Sublicense and Collaboration Agreement dated December 3, 2004. If and when the exclusive license granted to Esteve terminates as to any country, such country automatically becomes part of the Licensed Territory of Licensee.

Under the Original Agreement, Licensee previously made an upfront payment to the Company of $1 million. The Company also may receive up to $78.9 million in potential clinical, regulatory and commercial milestone payments. The Company is also entitled to receive a low double-digit percentage of Licensee’s non-royalty sublicense income.

The Company is also eligible to receive tiered royalties based on a percentage of Net Sales (as defined in the A&R License Agreement) that ranges from low single digit to low teen percentages, depending on the product. Royalties are payable on a product-by-product and country-by-country basis until the latest of (A) the expiration of the last valid patent claim covering the product in the country of sale, (B) the expiration or revocation of any applicable regulatory exclusivity in the country of sale, and (C) ten (10) years after the first commercial sale of the product in the country of sale. Thereafter, in consideration of licensed rights other than patent rights, royalties shall continue for the commercial life of each product but at substantially reduced rates. In addition, the royalty rates are subject to reduction by as much as 50% in a given country based on generic competition in such country.

Under the A&R License Agreement, Licensee will be solely and exclusively responsible for all costs and activities related to the development, manufacturing, regulatory approval and commercialization of licensed products in the Licensed Territory including all royalties payable in respect of third-party intellectual property rights sublicensed by the Company to Licensee and all intellectual property prosecution, maintenance and defense activities and costs. Licensee may sublicense certain activities under the A&R License Agreement to an affiliate of Licensee but may not grant sublicenses to unaffiliated third parties without the prior consent of the Company. A sublicensee and a subcontractor may not be a competitor identified by the Company. Sublicenses under the A&R License Agreement do not include the right to further sublicense.

The term of the A&R License Agreement will continue on a country-by-country basis for the commercial life of the products. Either party may terminate the A&R License Agreement in the event of bankruptcy or a material breach of the A&R License Agreement by the other party that remains uncured for a period of sixty (60) days (or within 30 days after delivery of a Default Notice (as defined in the A&R License Agreement) if such material breach is solely based on the breaching party’s failure to pay amount due under the A&R License Agreement). At any time after the second anniversary of the A&R License Agreement, Licensee may terminate the A&R License Agreement in its entirety or on a product-by-product basis. In addition, either party may terminate the A&R License Agreement with respect to any individual product in a country if a regulatory authority in such country terminates, suspends or discontinues development of such product and such termination, suspension or discontinuance persists for a period in excess of eighteen (18) months. Upon termination of the A&R License Agreement in its entirety or with respect to a particular product or country, generally all related rights and licenses granted to Licensee will terminate, all rights under the Company’s technology will revert to the Company, and Licensee will cease all use of the Company’s technology, in each case in relation to the terminated product(s) and country(ies), as applicable.

The foregoing description of the A&R License Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the A&R License Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 8.01	Other Events

On August 23, 2022, the Company issued a press release announcing its entrance into the A&R License Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibit is being filed herewith:

(d) Exhibits

Exhibit No.	Document

99.1	Press Release, dated August 23, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 23, 2022	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
	Name:	Craig E. Fraser
	Title:	President and Chief Executive Officer